1Q19 Financial Results April 12, 2019

1Q19 Financial highlights ROTCE1 Common equity Tier 12 Net payout LTM3 19% 12.1% 93%  1Q19 net income of $9.2B and EPS of $2.65  Managed revenue of $29.9B4  Expense of $16.4B and managed overhead ratio of 55%4  Fortress balance sheet  Average core loans ex-CIB5,6 up 5% YoY and flat QoQ  Basel III Fully Phased-In CET1 capital of $186B2 and Standardized CET1 ratio of 12.1%2  Delivered strong capital return  $7.4B7 distributed to shareholders in 1Q19, including $4.7B of net repurchases  Common dividend of $0.80 per share 1 See note 2 on slide 10 2 Represents the estimated common equity Tier 1 (“CET1”) capital and ratio under the Basel III Fully Phased-In capital rules that became effective January 1, 2019. See note 7 on slide 10 3 Last twelve months (“LTM”). Net of stock issued to employees 4 See note 1 on slide 10 1 5 See note 6 on slide 10 6 Firmwide average core loans including CIB up 6% YoY and up 1% QoQ 7 Net of stock issued to employees

1Q19 Financial results1 $B, excluding EPS $ O/(U) 1Q19 4Q18 1Q18 Net interest income $14.6 $0.1 $1.1 Noninterest revenue 15.3 3.0 0.2 1 Managed revenue $B 1Q19 4Q18 1Q18 29.9 3.0 1.3 Net charge-offs $1.4 $1.2 $1.3 Expense Reserve build/(release) 0.1 0.3 (0.2) 16.4 0.7 0.3 Credit costs Credit costs $1.5 $1.5 $1.2 1.5 (0.1) 0.3 Reported net income 1Q19 Tax rate $9.2 $2.1 $0.5 Effective rate: 18.3% Net income applicable to common stockholders Managed rate: 23.3%1,5 $8.8 $2.1 $0.5 Reported EPS $2.65 $0.67 $0.28 2 1Q19 ROE O/H ratio 16% 12% 15% ROE CCB 30% 52% ROTCE2,3 CIB 16% 55% 19 14 19 CB 19% 37% 1,2 Overhead ratio – managed AWM 25% 76% 55 59 56 Memo: Adjusted expense 4 $16.5 $0.7 $0.5 Memo: Adjusted overhead ratio 1,2,4 55% 59% 56%  Firmwide total credit reserves of $14.6B  Consumer reserves of $9.3B  Wholesale reserves of $5.3B – net build of $135mm, driven by select C&I downgrades Note: Totals may not sum due to rounding 1 See note 1 on slide 10 2 Actual numbers for all periods, not over/(under) 3 See note 2 on slide 10 2 4 See note 3 on slide 10 5 Reflects fully taxable-equivalent (“FTE”) adjustments of $728mm in 1Q19

Fortress balance sheet and capital $B, except per share data 1Q19 4Q18 1Q18 Basel III Standardized Fully Phased-In1 CET1 capital $186 $183 $184 1Q19 Advanced CET1 capital ratio of 13.0%1 12.1% 12.0% 11.8% Tier 1 capital $213 $209 $209 Tier 1 capital ratio 13.8% 13.7% 13.5% Total capital $241 $238 $238 Total capital ratio 15.7% 15.5% 15.3% Risk-weighted assets $1,543 $1,529 $1,553 Firm SLR2 6.4% 6.4% 6.5% Total assets (EOP) $2,737 $2,623 $2,610 Tangible common equity (EOP)3 $187 $185 $184 Tangible book value per share3 $57.62 $56.33 $54.05 1 Estimated for the current period. Reflects the capital rules that became effective January 1, 2019. See note 7 on slide 10 2 Estimated for the current period. Represents the supplementary leverage ratio (“SLR”) 3 See note 2 on slide 10 3

Consumer & Community Banking[1]

$mm

	1Q19	$ O/(U) 4Q18	1Q18
Revenue	$13,751	$56	$1,154
Consumer & Business Banking	6,568	1	846
Home Lending	1,346	24	(163)
Card, Merchant Services & Auto	5,837	31	471
Expense	7,211	146	302
Credit costs	1,314	(34)	(3)
Net charge-offs	1,314	116	(3)
Change in allowance	–	(150)	–
Net income	$3,963	($65)	$637

Key drivers/statistics ($B)[2]

	1Q19	4Q18	1Q18
Equity	$52.0	$51.0	$51.0
ROE	30%	30%	25%
Overhead ratio	52	52	55
Average loans	$479.3	$482.7	$475.1
Average deposits	681.0	673.8	659.6
Active mobile customers (mm)	34.4	33.3	30.9
Debit & credit card sales volume	$255.1	$270.5	$232.4

- Average loans up 1% and core loans up 4% YoY
- Average deposits up 3% YoY
- Active mobile customers up 11% YoY
- Client investment assets up 13% YoY
- Credit card sales up 10% YoY; merchant processing volume up 13% YoY

Financial performance

- Net income of $4.0B, up 19% YoY
- Revenue of $13.8B, up 9% YoY, driven by higher NII on higher deposit and card margins and balance growth
- Expense of $7.2B, up 4% YoY, driven by investments in the business and higher auto lease depreciation, partially offset by expense efficiencies and lower FDIC charges
- Credit costs of $1.3B, flat YoY, as lower NCOs in Home Lending and Auto were offset by higher NCOs in Card, driven by loan growth

Key drivers/statistics ($B) – detail by business

	1Q19	4Q18	1Q18
Consumer & Business Banking			
Average Business Banking loans	$24.3	$24.3	$23.7
Business Banking loan originations	1.5	1.5	1.7
Client investment assets (EOP)	312.3	282.5	276.2
Deposit margin	2.62%	2.55%	2.20%
Home Lending			
Average loans	$238.9	$242.2	$240.4
Loan originations[3]	15.0	17.2	18.2
EOP total loans serviced	791.5	789.8	804.9
Net charge-off/(recovery) rate[4]	(0.01)%	(0.07)%	0.03%
Card, Merchant Services & Auto			
Card average loans	$151.1	$150.6	$142.9
Auto average loans and leased assets	83.6	83.5	83.4
Auto loan and lease originations	7.9	7.0	8.4
Card net charge-off rate	3.23%	2.93%	3.32%
Card Services net revenue rate	11.63	11.57	11.61
Credit Card sales volume[5]	$172.5	$185.3	$157.1
Merchant processing volume	356.5	375.2	316.3

[1] See note 1 on slide 10
For additional footnotes see slide 11

4

JPMORGAN CHASE & CO.

Corporate & Investment Bank[1]

$mm

	1Q19	$ O/(U) 4Q18	1Q18
Revenue	$9,848	$2,611	($635)
Investment banking revenue	1,745	25	158
Treasury Services	1,147	(70)	31
Lending	340	(4)	38
Total Banking	3,232	(49)	227
Fixed Income Markets	3,725	1,869	(828)
Equity Markets	1,741	424	(276)
Securities Services	1,014	(12)	(45)
Credit Adjustments & Other	136	379	287
Total Markets & Investor Services	6,616	2,660	(862)
Expense	5,453	772	(206)
Credit costs	87	5	245
Net income	$3,251	$1,276	($723)

Key drivers/statistics ($B)[2]

Equity	$80.0	$70.0	$70.0
ROE	16%	10%	22%
Overhead ratio	55	65	54
Comp/revenue	30	28	29
IB fees ($mm)	$1,844	$1,815	$1,696
Average loans	135.6	125.7	114.8
Average client deposits[3]	444.1	445.6	423.3
Assets under custody ($T)	24.7	23.2	24.0
ALL/EOP loans ex-conduits and trade[4]	1.34%	1.24%	1.46%
Net charge-off/(recovery) rate[4]	0.10	–	0.07
Average VaR ($mm)	$48	$49	$40

[1] See note 1 on slide 10
For additional footnotes see slide 11

Financial performance

- Net income of $3.3B on revenue of $9.8B
- Banking revenue
  - IB revenue of $1.7B, up 10% YoY, predominantly reflecting higher debt underwriting and advisory fees, partially offset by lower equity underwriting fees
    - Ranked #1 in Global IB fees for 1Q19
  - Treasury Services revenue of $1.1B, up 3% YoY, driven by balance and fee growth, partially offset by deposit margin compression
- Markets & Investor Services revenue
  - Markets revenue of $5.5B, down 17% YoY, or down 10%[5] YoY adjusted for fair value gains on the implementation of an accounting standard in the prior year
    - Fixed Income Markets revenue of $3.7B, down 8%[5] YoY adjusted, driven by macro products
    - Equity Markets revenue of $1.7B, down 13%[5] YoY adjusted, compared to a record prior year
  - Securities Services revenue of $1.0B, down 4% YoY, with fee and deposit margin compression, lower market levels and a business exit, largely offset by increased client activity
  - Credit Adjustments & Other, a gain of $136mm reflecting lower funding spreads on derivatives
- Expense of $5.5B, down 4% YoY
  - Lower performance-based compensation and lower FDIC charges, partially offset by higher investments in technology

5

JPMORGAN CHASE & CO.

Commercial Banking[1]

$mm

		$ O/(U)	
	1Q19	4Q18	1Q18
Revenue	$2,338	$32	$172
Middle Market Banking	951	(8)	56
Corporate Client Banking	816	75	129
Commerical Real Estate Banking[2]	547	(21)	(13)
Other[2]	24	(14)	–
Expense	873	28	29
Credit costs	90	(16)	95
Net income	$1,053	$17	$28

Key drivers/statistics ($B)[3]

	1Q19	4Q18	1Q18
Equity	$22.0	$20.0	$20.0
ROE	19%	20%	20%
Overhead ratio	37	37	39
Gross IB Revenue ($mm)	$818	$602	$569
Average loans	206.1	206.7	202.4
Average client deposits	167.3	169.2	175.6
Allowance for loan losses	2.8	2.7	2.6
Nonaccrual loans	0.5	0.5	0.7
Net charge-off/(recovery) rate[4]	0.02%	0.07%	– %
ALL/loans[4]	1.35	1.31	1.28

Financial performance

- Net income of $1.1B
- Revenue of $2.3B, up 8% YoY
  - Net interest income of $1.7B, up 4% YoY, driven by higher deposit margins, partially offset by lower deposit balances
  - Record gross IB revenue of $818mm, up 44% YoY, driven by large transactions
- Expense of $873mm, up 3% YoY on continued investments in banker coverage and technology
- Credit costs were $90mm, predominantly driven by higher loan loss reserves on select C&I[5] downgrades
  - Net charge-off rate of 2 bps
- Average loan balances of $206B, up 2% YoY and flat QoQ
  - C&I[5] up 2% YoY and flat QoQ
  - CRE[5] up 1% YoY and flat QoQ
- Average client deposits of $167B, down 5% YoY

[1] See note 1 on slide 10
For additional footnotes see slide 11

6

JPMORGAN CHASE & CO.

Asset & Wealth Management1 $mm Financial performance $ O/(U)  Net income of $661mm, down 14% YoY 1Q19 4Q18 1Q18  Revenue of $3.5B, flat YoY Revenue $3,489 $50 ($17)  Asset Management 1,761 38 (26) Lower management fees, driven by lower average market Wealth Management 1,728 12 9 levels, and lower brokerage activity were offset by higher Expense 2,647 26 66 investment valuation gains Credit costs 2 (11) (13)  Expense of $2.6B, up 3% YoY, predominantly driven by Net income $661 $57 ($109) continued investments in the business, as well as other headcount related expenses, partially offset by lower external Key drivers/statistics ($B)2 fees Equity $10.5 $9.0 $9.0  AUM of $2.1T and client assets of $2.9T, both up 4%, ROE 25% 26% 34% predominantly driven by net inflows into liquidity and long-term Pretax margin 24 23 26 products Assets under management (AUM) $2,096 $1,987 $2,016 Client assets 2,897 2,733 2,788  Net inflows of $10B into long-term products and outflows of $5B Average loans 145.4 144.4 132.6 from liquidity products Average deposits 138.2 132.5 144.2  Average loan balances of $145B, up 10% YoY  Average deposit balances of $138B, down 4% YoY 1 See note 1 on slide 10 2 Actual numbers for all periods, not over/(under) 7

Corporate1 $mm Financial performance $ O/(U) Revenue 1Q19 4Q18 1Q18  Net revenue of $425mm compared with a net loss of $232mm in Revenue $425 $298 $657 the prior year Expense 211 (297) 124  Credit costs 2 3 6 The increase was driven by higher net interest income on Net income $251 $828 $634 higher rates, as well as the absence of net losses on investment securities Expense  Expense of $211mm was up $124mm YoY, and includes a contribution to the JPMorgan Chase Foundation of $100mm 1 See note 1 on slide 10 8

Outlook1 Firmwide  Expect FY2019 net interest income to be $58B+, market dependent  Expect FY2019 adjusted expense of <$66B  Expect FY2019 net charge-offs of <$5.5B 1 See notes 1 and 3 on slide 10 9

Notes Notes on non-GAAP financial measures 1. In addition to analyzing the Firm’s results on a reported basis, management reviews Firmwide results, including the overhead ratio, on a “managed” basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a managed basis. The Firm’s definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm and each of the reportable business segments on a fully taxable-equivalent (“FTE”) basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business. For a reconciliation of the Firm’s results from a reported to managed basis, see page 7 of the Earnings Release Financial Supplement 2. Tangible common equity (“TCE”), return on tangible common equity (“ROTCE”) and tangible book value per share (“TBVPS”), are each non-GAAP financial measures. TCE represents the Firm’s common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than MSRs), net of related deferred tax liabilities. For a reconciliation from common stockholders’ equity to TCE, see page 9 of the Earnings Release Financial Supplement. ROTCE measures the Firm’s net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm’s TCE at period-end divided by common shares at period-end. Book value per share was $71.78, $70.35, and $67.59 at March 31, 2019, December 31, 2018 and March 31, 2018, respectively. TCE, ROTCE and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing the Firm’s use of equity 3. Adjusted expense and adjusted overhead ratio are each non-GAAP financial measures. Adjusted expense excluded Firmwide legal expense/(benefit) of $(81) million, $(18) million and $70 million for the three months ended March 31, 2019, December 31, 2018 and March 31, 2018, respectively. The adjusted overhead ratio measures the Firm’s adjusted expense as a percentage of adjusted managed net revenue. Management believes this information helps investors understand the effect of these items on reported results and provides an alternate presentation of the Firm’s performance 4. Net charge-offs and net charge-off rates exclude the impact of purchased credit-impaired (“PCI”) loans 5. CIB calculates the ratio of the allowance for loan losses to end-of-period loans (“ALL/EOP”) excluding the impact of consolidated Firm-administered multi-seller conduits and trade finance loans, to provide a more meaningful assessment of CIB’s allowance coverage ratio Notes on key performance measures 6. Core loans represent loans considered central to the Firm’s ongoing businesses; core loans exclude loans classified as trading assets, runoff portfolios, discontinued portfolios and portfolios the Firm has an intent to exit Additional notes 7. The Basel III regulatory capital, risk-weighted assets and capital ratios became fully phased-in (“FPI”) effective January 1, 2019. The capital adequacy of the Firm is now evaluated against the FPI measures under Basel III and represents the lower of the Standardized or Advanced approaches. During 2018 the required capital measures were subject to the transitional rules and as of December 31, 2018, were the same on a FPI and on a transitional basis. For additional information on these measures, see Key performance measures on page 59 and Capital Risk Management on pages 85-94 of the Firm’s 2018 Form 10-K 10

Notes Additional Notes on slide 4 – Consumer & Community Banking 2. Actual numbers for all periods, not over/(under) 3. Firmwide mortgage origination volume was $16.4B, $18.7B and $20.0B for the three months ended March 31, 2019, December 31, 2018 and March 31, 2018, respectively 4. Excludes the impact of PCI loans, including PCI write-offs of $50mm, $36mm and $20mm for the three months ended March 31, 2019, December 31, 2018 and March 31, 2018, respectively. See note 4 on slide 10. The net charge-off/(recovery) rate for the three months ended December 31, 2018 includes a recovery from a loan sale 5. Excludes Commercial Card Additional Notes on slide 5 – Corporate & Investment Bank 2. Actual numbers for all periods, not over/(under) 3. Client deposits and other third-party liabilities pertain to the Treasury Services and Securities Services businesses 4. Loans held-for-sale and loans at fair value were excluded when calculating the loan loss coverage ratio and net charge-off/(recovery) rate. ALL/EOP loans as reported was 0.99%, 0.93% and 1.00% at March 31, 2019, December 31, 2018 and March 31, 2018, respectively. See note 5 on slide 10 5. The three months ended March 31, 2018 included approximately $500 million of fair value gains related to the adoption of the recognition and measurement accounting guidance for certain equity investments previously held at cost Additional Notes on slide 6 – Commercial Banking 2. Effective in the first quarter of 2019, client segment data includes Commercial Real Estate Banking which comprises the former Commercial Term Lending and Real Estate Banking client segments, and Community Development Banking (previously part of Other). The prior period amounts have been revised to conform with the current period presentation 3. Actual numbers for all periods, not over/(under) 4. Loans held-for-sale and loans at fair value were excluded when calculating the net charge-off/(recovery) rate and loan loss coverage ratio 5. Commercial and Industrial (“C&I”) and Commercial Real Estate (“CRE”) groupings for CB are generally based on client segments and do not align with regulatory definitions 11

Forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2018, which has been filed with the Securities and Exchange Commission and is available on JPMorgan Chase & Co.’s website (https://jpmorganchaseco.gcs- web.com/financial-information/sec-filings), and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update any forward-looking statements. 12